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                                                                    EXHIBIT 23.2


                        CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts," and to the use of our report dated January 28, 1997, except for Note 12, as to which the date is March 20, 1997, included in the Joint Proxy Statement of Olicom A/S and CrossComm Corporation that is made a part of Amendment No. 1 to the Registration Statement on Form F-4 (No. 333-24655) and Joint Proxy Statement/Prospectus of Olicom A/S for the registration of 3,805,647 shares of its common stock.



                                               /s/ ERNST & YOUNG LLP



Boston, Massachusetts
May 9, 1997